SETTLEMENT AGREEMENT

     Agreement made this 22nd day of May 1998 by and among Software Publishing Corporation Holdings, Inc. (the "Company"), with its principal place of business located at 3A Oak Road, Fairfield, New Jersey 07004, Neil Kaufman, Esq. ("Kaufman"), having an address at Kaufman & Associates, LLC, 50 Charles Lindbergh Blvd., Suite 206, Mitchel Field, New York 11553, Mark Leininger ("Leininger"), having an address at 27 Liberty Street, Ridgewood, New Jersey 07450, and Barry Cinnamon and Lori Cinnamon, residing at 18480 Hillview Drive, Los Gatos, California 95030 (collectively referred to herein as the "Cinnamons").

     WHEREAS, the Cinnamons have filed with the Superior Court of New Jersey, Law Division, Essex County, a Verified Complaint dated February 13, 1998 in an action entitled, Barry Cinnamon, et als. v. Software Publishing Corporation Holdings, Inc., Neil Kaufman, Esq., Mark Leininger and John Does 1-10 (name being fictitious), Docket No. L-1870-98 (the "Litigation");

     WHEREAS, the defendants in the Litigation have expressed their denial of the claims as alleged by the Cinnamons; and

     WHEREAS, in order to avoid future protracted and expensive litigation, the parties hereto are desirous of settling any and all claims each party may have against the other in this litigation and anyone else related to the subject matter of the litigation.

     NOW, THEREFORE, in consideration of the promises and the mutual covenants herein contained, the parties agree as follows:

     1. Stipulation and Notice of Dismissal with Prejudice. The Cinnamons shall cause their counsel to execute, deliver and promptly file on the Closing Date (as such term is hereafter defined) a Stipulation of Dismissal with Prejudice which provides, inter alia for the dismissal of the Litigation as against all defendants with prejudice and without costs in the form annexed hereto as Exhibit A.

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     2. Reaffirmation.  The Company and the Cinnamons hereby expressly re-affirm the validity and binding effect of the terms and conditions of the that certain Settlement and General Release Agreement between the Cinnamons and the Company, dated December 19, 1997 (the "Original Agreement"), which shall remain in full force and effect, except as specifically modified herein by the terms and conditions of this Agreement.

     3. Releases. The parties hereto specifically reaffirm and restate the terms of Section 5 of the Original Agreement as if repeated herein in full. The parties hereto hereby confirm that the releases granted by the Company and the Cinnamons pursuant to Sections 5(a) and (b) of the Original Agreement operate, and shall continue to operate, as a release of any claim which might be brought by each of them against the other which may have arisen or become known to exist after December 19, 1997. This release of claims shall apply to and in favor of the Cinnamons and the Company, its subsidiaries, and its and their respective officers, directors, stockholders, employees, agents, attorneys, investment bankers, subsidiaries, servants, successors, insurers, affiliates and their successors and assigns. Further, the Cinnamons hereby specifically release, without limiting the generality of the foregoing, Neil M. Kaufman, and all law firms in which he has been or may be a partner or member, Martin Schacker, M.S. Farrell & Co., Inc., Marc Jaffe, Neil R. Austrian, Jr., Mark Leininger and Norman Alexander for all claims, provided that the Cinnamons shall receive a release from said individuals or and/or companies for all claims. A copy of the form of Releases to be exchanged between the parties is attached hereto as Exhibit B.

     4.   Sale of Shares.

     (a) On May 26, 1998 (the "Closing Date"), the Cinnamons shall irrevocably sell, assign, transfer and deliver to certain third party investors a total of 895,320 shares of stock ("Shares") held in the Company, free and clear of all liens, charges, security, interest and encumbrances, pursuant

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to Share Purchase Agreements  in the form  annexed  hereto as  Exhibit C.  Barry
Cinnamon hereby warrants and represents that he has sold all other shares of stock in the Company which he has ever owned, including without limitation, 5,000 shares owned by him on April 1, 1998.

     (b) Payment for all Shares purchased in a private sale shall be made by wire transfer or attorney's trust account check. Simultaneously, with receipt of such payment, the Cinnamons shall deliver to such third parties, or counsel to the Company acting as escrow agent on their behalf, certificates evidencing all Shares with stock powers duly endorsed by the Cinnamons in blank with signatures guaranteed.

     (c) It shall not be the Cinnamons' responsibility to ensure that the third party investors acquiring their interest in the certificates receive their Shares which are the subject matter of this sale.

     (d) Effective on the Closing Date, the Cinnamons shall surrender to the Company all of the outstanding stock options granted to them at any time by the Company or any of its subsidiaries, or alternatively, said options shall be deemed terminated.

     (e) Any tax obligation incurred by the Cinnamons in connection with the transfer or sale of his shares of stock, or termination/surrender of their options, shall be the Cinnamons' sole responsibility.

     5.   Severance Payments and Other Adjustments.

     The Cinnamons acknowledge their prior receipt of $86,249.85 as provided in the Original Agreement, and on the Closing Date, the Company shall tender payment of $114,000 to the Cinnamons by attorney's trust account check or wire transfer to an account designated by the Cinnamons. Such total amount of $200,249.85 shall be deemed tendered in full satisfaction of all obligations of the Company to make payments to the Cinnamons under the Original Agreement or

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

otherwise.

     6.   Restraints on Interference.

     (a) The Company agrees that it will not interfere, directly or indirectly, with any future business endeavors undertaken by the Cinnamons which are not competitive with the Company's business or that of its subsidiaries or their respective successors in interest.

     (b) The Cinnamons agree that they will take no action, directly or indirectly, to interfere with the operation, business or management of the Company or its subsidiaries. In that regard, the Cinnamons agree not to directly or indirectly purchase or hold of record or beneficially, any shares of stock of the Company, attend any meeting of shareholders, cooperate with any dissident stockholders (except under subpoena or court order) or act as an agent or representative or proxy holder for anyone else or otherwise interfere or harass the Company's (or its subsidiaries') officers, directors, employees, attorneys, contractors or investment bankers, including, but not limited to Marc Jaffe, Neil Kaufman and Mark Leininger.

     (c) Mark Leininger and Marc Jaffe are designated as the contact persons within the Company that the Cinnamons should deal with should they have any questions regarding the Original Agreement or this Agreement or any other aspects of their prior employment with the Company or its subsidiaries.

     (d) Neither of the Cinnamons shall have any discussions with any employee of the Company or any of its subsidiaries for a period of twelve (12) months, commencing on the date hereof: (i) regarding the Company, its subsidiaries, or its or their respective businesses, operations or management personnel; or (ii) in which the Cinnamons solicit the employment of such employee of the Company or its subsidiary for the benefit of any other entity or person (regardless of whether the Cinnamons would themselves derive a benefit from such new employment), or encourage any

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such   employee  to  leave  the  employ of the Company or its  subsidiaries,  or
(iii) which are initiated by either of the Cinnamons other than in an unplanned and spontaneous fashion (such as meeting by chance at an airport or on the street), and which do not relate to the business operations or management of the
Company,   except  that  the  Cinnamons  may  have  planned  or  non-spontaneous discussions with Neil Nathenson, Wayne Zabel, June Marshall and Roxanne Cinnamon, provided there is no discussion of the business, operations, affairs or management of the Company or its subsidiaries with such persons. Nothing in this Section shall affect or diminish the terms of Section 17(b) of the Original Agreement, which shall remain in full force and effect.

     (e) Notwithstanding the provisions of subsection (d)(i) or (iii) above, in the event that Barry Cinnamon is employed by an entity which does business, or may do business, with the Company, he shall be permitted to discuss the business which is the subject of the transaction with employees of the Company, subject to the restriction of Section 8 of the Original Agreement.

     7.   Bankruptcy and Insolvency.

     (a) The Cinnamons warrant and represent that except as set forth on Exhibit D, neither of them have had any discussions or communications with any third party concerning any possible bankruptcy, insolvency, liquidation, receivership, or assignment for the benefit of creditors of the assets, of the Company or any of its subsidiaries, and each of the Cinnamons hereby covenants not to have such discussions or communications in the future. Neither of the Cinnamons shall participate or cooperate in placing the Company or any of its subsidiaries into an involuntary bankruptcy, insolvency, liquidation, receivership or otherwise affirmatively participate in any way in a creditor's action against the Company or any of its subsidiaries.

     (b) The Cinnamons agree and acknowledge that the purchasers of the Shares pursuant to the Share Purchase Agreements shall be third party beneficiaries of the representations, warranties

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and  covenants  set  forth  in  Paragraph 7(a) hereof, and have entered into the
Share Purchase Agreements in reliance thereon. Notwithstanding the foregoing, the Cinnamons shall in no event be liable to any such purchasers to the extent they do not have an interest in the Shares at the time any breach of Section 7(a) occurs; and provided further, that the provisions of this Section 7(b) shall not be transferrable to any third party who purchases Shares from a person or entity who is a party to any of the Share Purchase Agreements.

     8. Lawsuits.

     (a) The Cinnamons agree that they will cooperate with the Company, its officers, directors, subsidiaries, employees, legal advisors and agents in its and their defense to the suit captioned Ronald Altman and Harold Milstein v. Software Publishing Corporation Holdings, Inc. et al., filed in the United States District Court for the Southern District of New York, Docket No. 98Civ-333 (the "Milstein Litigation"), and shall not assert against any such party a cross-claim, third party complaint, affirmative defense, counter-claim or otherwise, with respect to any claim of wrongdoing, such as malfeasance, malpractice, conflict of interest, breach of fiduciary duty or improper behavior, in defense to the allegations of the plaintiffs in the Milstein Litigation, provided that neither the Company nor Leininger shall have obtained, at any time, any release of claims, indemnification or insurance, or received any other benefit, from any of the plaintiffs in the Milstein Litigation, which is not available to the Cinnamons and such plaintiffs.

     (b) The Company shall defend and indemnify the Cinnamons in connection with the Milstein Litigation (or any other similar litigation) as provided in, and subject to the applicable provisions of the Original Agreement, the Bylaws of the Company, and Delaware law. It is expressly understood and agreed that the Cinnamons shall not be indemnified by the Company if (i) the losses of the Milstein plaintiffs were due to either of the Cinnamons' willful misconduct, gross

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

negligence or fraud; or (ii) either of the Cinnamons have entered into or received any benefit from any release, indemnity or insurance apart from a that provided by the Company or entered into by the Company and such Milstein plaintiffs; or (iii) either of the Cinnamons seek in any forum to have this Agreement declared terminated or void on any grounds whatsoever.

     (c) The Cinnamons agree to cooperate and execute all necessary documents to effectuate a settlement in the Milstein Litigation by the Company, so long as the Company or its subsidiaries satisfy any financial obligation owed to the plaintiffs in the Milstein Litigation under any settlement.

     (d) The Company and Leininger agree that with respect to the Milstein Litigation, they shall not assert against the Cinnamons any cross-claim, third party complaint, affirmative defense, counter-claim or otherwise, with respect to any claim of wrong-doing, such as malfeasance, malpractice, conflict of interest, breach of fiduciary duty or improper behavior, in defense to the allegations of the plaintiffs in the Milstein Litigation, provided that neither of the Cinnamons shall have obtained, at any time, any release of claims, indemnification or insurance, or received any other benefit, from any of the plaintiffs in the Milstein Litigation, separate and apart from a release entered into by the Company and such plaintiffs.

     9. Arbitration. Any claim, controversy or dispute arising between the parties hereto, including but not limited to those pertaining to the formation, validity, interpretation, effect or alleged breach of this Agreement, shall be resolved exclusively by submission to arbitration in Manhattan under the auspices of the American Arbitration Association ("AAA"), and otherwise in conformance with the provisions of Section 12 of the Original Agreement.

     10. Representation by Counsel. The Cinnamons and the Company each represent to the other that they have been represented by counsel in the negotiation of this Agreement and that they were not coerced into executing this Agreement.

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

     11. Covenant of Good Faith and Fair Dealing. The Cinnamons and the Company (provided neither of the Cinnamons, on the one hand, nor the Company and Leininger, on the other hand, shall have obtained, at any time, any release of, or indemnification from, or insurance against, claims brought by any of the plaintiffs in the Milstein Litigation), covenant that they will take no action which would have the effect, both directly or indirectly, of interfering with their expressed obligations under this Agreement to comply with its terms and conditions.

     12. Representations, Warranties, and Agreements of the Cinnamons. The Cinnamons hereby represent, warrant, and agree as follows:

     (a) Barry Cinnamon is the record and beneficial owner of all of the Shares, free and clear of all liens, charges, security interests and encumbrances, as set forth herein and in the Share Purchase Agreements, and the Shares constitute all shares of the capital stock of the Company owned by either of the Cinnamons.

     (b) The Cinnamons are of full age and have the legal capacity, right and power to execute and deliver this Agreement, to sell, transfer and deliver the Shares as provided herein and to take such other action as may be required in accordance with the terms hereof, to the extent applicable. This Agreement constitutes the valid and legally binding obligation of the Cinnamons enforceable in accordance with its terms. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will require the consent or approval of any governmental agency or authority or any other entity or person or violate any provision of any state or local law or ordinance or conflict with or result in any breach of, or constitute a default under, any indenture, mortgage, deed of trust, franchise, agreement or other instrument or undertaking, oral or written, to which the Cinnamons are a party or by which the Cinnamons or their properties or assets may be bound or affected or result in the creation of any lien, charge, or encumbrance upon any of

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the  properties  or  assets  of the Cinnamons.

     (c) The representations and warranties made by the Cinnamons in or pursuant to this Agreement or in connection with the transactions contemplated hereby do not contain and will not contain any statement which is materially false or misleading with respect to any material fact and do not and will not omit to state any material fact required to be stated herein or therein or necessary in order to make the statement contained herein or therein not materially false or misleading.

     13. Representations, Warranties and Agreements of the Company. The Company (as to clauses (a) and (d) hereof), Kaufman (as to clauses (b) and (d) hereof) and Leininger (as to clauses (c) and (d) hereof) hereby represent, warrant and agree (severally, and not jointly) as follows:

     (a) The Company has full corporate power and authority to execute and deliver this Agreement and to take such other action as may be required in accordance with the terms hereof. This Agreement constitutes the valid and legally binding obligations of the Company, enforceable in accordance with its terms. The Company has duly authorized the execution and delivery of this
Agreement and the transactions contemplated hereby. No other corporate proceedings on the part of the Company are necessary to authorize this Agreement and the transactions contemplated hereby. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will require the consent or approval of any governmental agency or authority or any other entity or person except as otherwise set forth herein and in the Original Agreement or violate any provision of any state or local law or ordinance or conflict with or result in any breach of, or constitute a default under, any indenture, mortgage, deed of trust, franchise, agreement or other instrument or undertaking, oral or written, to which the Company is a party or by which any of its properties or assets may be bound or affected or result in the creation of any lien, charge or encumbrance upon any of its properties or assets. The Company has filed with the Securities and

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

Exchange Commission all disclosure statements required to be filed up to the date hereof under the Securities and Exchange Act of 1934, as amended, or the Securities Act of 1933.

     (b) Kaufman has full individual power and authority to execute and deliver this Agreement and to take such other action as may be required in accordance with the terms hereof. This Agreement constitutes the valid and legally binding obligation of Kaufman, enforceable in accordance with its terms. Kaufman has duly executed and delivered this Agreement and the transactions contemplated hereby. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will require the consent or approval of any governmental agency or authority or any other entity or person except as otherwise set forth herein and in the Original Agreement or violate any provision of any state or local law or ordinance or conflict with or result in any breach of, or constitute a default under, any indenture, mortgage, deed of trust, franchise, agreement or other instrument or undertaking, oral or written, to which Kaufman is a party or by which any of his properties or assets may be bound or affected or result in the creation of any lien, charge or encumbrance upon any of his properties or assets.

  (c) Leininger has full individual power and authority to execute and deliver this Agreement and to take such other action as may be required in accordance with the terms hereof. This Agreement constitutes the valid and legally binding obligation of Leininger, enforceable in accordance with its terms. Leininger has duly executed and delivered this Agreement and the transactions contemplated hereby. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will require the consent or approval of any governmental agency or authority or any other entity or person except as otherwise set forth herein and in the Original Agreement or violate any provision of any state or local law or ordinance or conflict with or result in any breach of, or constitute a default under, any indenture, mortgage, deed

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of  trust,  franchise,  agreement  or  other  instrument or undertaking, oral or written, to which Leininger is a party or by which any of his properties or assets may be bound or affected or result in the creation of any lien, charge or encumbrance upon any of his properties or assets.

     (d) The representations and warranties made by the Company, Kaufman and Leininger, respectively, in or pursuant to this Agreement or in connection with the transactions contemplated hereby do not contain and will not contain any statement which is materially false or misleading. Notwithstanding the foregoing, the Cinnamons hereby acknowledge that there may be information concerning the Company which has not been disclosed to them and which may cause the value of the Shares to be higher or lower than $0.40 per Share. Notwithstanding that the value of the Shares may potentially be higher or lower than $0.40 per Share, the Cinnamons have agreed to sell the Shares at $0.40 pursuant to the Share Purchase Agreements and otherwise in accordance with this Agreement.

     14. Fees and Expenses for This Agreement. Unless as otherwise agreed among the parties, each of the parties hereto shall bear its or his own fees and expenses as may be incurred in connection with the Agreement and the transactions contemplated hereby.

     15. Notices. Any notice or demand required or permitted to be given or made to or upon any party hereto pursuant to any of the provisions of this Agreement shall be deemed to have been duly given or made for all purposes if in writing and delivered by reputable overnight courier, hand against receipt, or sent by certified or registered mail, postage prepaid, return receipt requested directly to the parties or to such other person or persons that may be designated from time to time by the Cinnamons, the Company, Kaufman and Leininger, to receive such notices. Any party refusing delivery of a notice shall be charged with knowledge of its contents, provided that such notice is left at the premises to which it was addressed.

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

     16. Miscellaneous. Without limiting the general reaffirmation of the terms of the Original Agreement, the terms and provisions of Sections 10 (Successors), 13 (Proper Construction), 14 (Severability), 16 (Third Party Beneficiaries, which shall be in addition to Section 7(b) of this Agreement), 18 (Counterparts), 19 (Further Assurances) and 20 (Survival) of the Original Agreement are hereby incorporated by reference as if repeated herein in full.

     17. Closing. All of the transactions effected on the Closing Date in accordance with the provisions of this Agreement shall be deemed to be effected simultaneously and the consummation of each such transaction shall be deemed to be a condition to the consummation of each other such transaction.

     18. Future Arbitration. No more than one arbitration proceeding pursuant to the terms of the Original Agreement (as incorporated herein) or this Agreement may be brought by any party hereto in any twelve (12) month period. If at the time any arbitration proceeding is commenced pursuant to the Original Agreement or this Agreement, such proceedings shall, to the extent possible, be consolidated.

     19. Entire Agreement. This Agreement (including any Exhibits) embodies the entire agreement of the parties hereto with respect to the subject matter hereof, supersedes any prior agreement, commitment, or arrangement relating thereto (except for the Original Settlement Agreement) entered into in this matter and may not be altered except on written agreement of all of the parties.

     20. Governing Law. This Agreement shall be governed by, and interpreted and enforced in accordance with the laws of the State of New York (without giving effect to conflicts of law principles).

     21. Agreement Confidential. The settlement effected by this Agreement is made on a

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

confidential basis and the parties agree to keep the substantive terms and conditions hereof confidential, except to the extent that the Company is required by rules and regulations of the Securities and Exchange Commission to disclose the Cinnamons' sale of their stock interests or the terms or contents of the Agreement, the Company shall do so.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed on the date set forth in the first paragraph above.

                                        Software Publishing Corporation
                                        Holdings, Inc.


                                        By: /s/ Marc Jaffe
                                               Marc Jaffe, Chairman of the Board

Settlement Agreement
Dated May 22, 1998
Second signature page




                                                   /s/ Barry Cinnamon
                                                       Barry Cinnamon


                                                    /s/ Lori Cinnamon
                                                       Lori Cinnamon


                                                    /s/ Neil Kaufman
                                                       Neil Kaufman


                                                  /s/ Mark E. Leininger
                                                       Mark Leininger

                                      -14-